LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS



	The undersigned appoints Patrick S. Lancaster and Richard G. Raymond, singly, as attorney-in-fact, with full power and authority to:


(1)	prepare, execute, acknowledge, deliver and file Forms 3, 4, and 5
(including any amendments thereto) with respect to the securities of American Axle & Manufacturing Holdings, Inc. (the "Company"), with the United States Securities and Exchange Commission, any national securities exchanges and the Company, as necessary or advisable under Section 16(a) of the Securities Exchange Act of 1934 the "Exchange Act");

(2)	seek or
obtain information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees; and

(3)	perform acts which in the discretion of such
attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned
acknowledges that:

(1)	this Power of Attorney authorizes, but does not
require, such attorney-in-fact to act in their discretion on information provided to them without independent verification of such information;


(2)	any documents prepared and/or executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;


(3)	neither the Company nor such attorney-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the Exchange Act, or (ii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act

	This Power of
Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to such attorney-in-fact.


	The undersigned has caused this Power of Attorney to be executed as of February 17, 2004.


/s/Sandra J. Dauch, Trustee
Sandra J. Dauch
Gift Trust dated May 25, 1998